Exhibit 10.3.
AMENDMENT TO AND CONSENT AND WAIVER UNDER
LOAN DOCUMENTS

AMENDMENT TO AND CONSENT AND WAIVER UNDER THE LOAN DOCUMENTS (“Agreement”), dated as of January 3, 2008, by and among Manchester Securities Corporation, a New York corporation (“Manchester”), Alexander Finance, L.P. an Illinois limited partnership (“Alexander” and together with Manchester, the “Lenders”), ISCO International , Inc., a Delaware corporation (the “Company”), Spectral Solutions, Inc., a Colorado corporation (“Spectral”) and Illinois Superconductor, a Canada corporation, an Ontario corporation (“ISCO Canada” and together with Spectral, the “Guarantors”).

W I T N E S S E T H

WHEREAS, pursuant to a certain Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended (the “Loan Agreement”), by and among the Lenders, the Company, and the Guarantors, the Lenders have provided loan commitments to the Company as evidenced by the amended and restated notes (the “Amended and Restated Notes”), issued pursuant to the Amendment to Loan Documents (the “Amendment to Loan Documents”) by and among the Company, the Lenders, and the Guarantors dated June 26, 2007, and convertible into shares of the Company’s common stock.

WHEREAS, the Amended and Restated Notes and certain other obligations have been guaranteed by the Guarantors, who are subsidiaries of the Company, each such guaranty being made pursuant to separate Fourth Amended and Restated Guaranties dated as of June 21, 2006, as amended (the “Guaranties”);

WHEREAS, the Amended and Restated Notes and certain other obligations have been secured by the assets of the Company and the Guarantors pursuant to a certain Fourth Amended and Restated Security Agreement, dated as of June 22, 2006, as amended, by and among the Company, the Lenders and the Guarantors (the “Security Agreement”, and together with this Agreement, the Loan Agreement, the Amendment to Loan Documents, the Amended and Restated Notes, and the Guaranties, the “Loan Documents”);

WHEREAS, the Company, a wholly-owned subsidiary of the Company (“Merger Subsidiary”), and Clarity Communication Systems Inc. (“Clarity”) propose to enter into a transaction (the “Merger”) pursuant to an Agreement and Plan of Merger dated November 13, 2007 (the “Merger Agreement”) in which the Company would acquire Clarity by merger of Clarity with and into Merger Subsidiary and the Company would issue shares (the “Share Issuance”) of its common stock in exchange for all of the outstanding shares of Clarity capital stock and to satisfy certain employee benefit obligations;

WHEREAS, among the conditions to closing the Merger under the Merger Agreement, the Company is required to (i) obtain financing in an amount equal to $1,500,000 (the “Additional Funds”) to fund the initial operations of the combined entity after the Merger and transaction expenses of the Company incurred in connection with the Merger and (ii) to pay off the amount outstanding (the “Pay-off Amount”) under Clarity’s line of credit agreement (the “Clarity Line of Credit”), which is expected to be approximately $1,000,000;

WHEREAS, upon the payoff of the Clarity Line of Credit:  (i) all assets of Clarity will be pledged to secure the Company’s obligations to the Lenders, pursuant to an amendment to the Security Agreement; (ii) Clarity will issue a guaranty of the Company’s obligations to the Lenders; and (iii) Clarity will execute financing statements to be filed in the appropriate jurisdiction, perfecting the lien of the Lenders in Clarity’s assets.

WHEREAS, Alexander has agreed to loan the Company the Additional Funds on terms and conditions substantially similar to the Amended and Restated Notes and the Lenders have agreed to waive certain covenants in the Loan Agreement and consent to the Merger and the Share Issuance;

WHEREAS, the Lenders wish to consent to the Merger, the Share Issuance and the transactions contemplated thereby and waive (i) in so far as the acquisition of Clarity in the Merger is a material change to the Company’s business pursuant to Section 4.1(b) of the Loan Agreement, the requirement that the Company continue to conduct its business, in all material respects, as conducted on the date of the Loan Agreement and (ii) the prohibition of the Company to directly or indirectly create, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any indebtedness other than the exceptions described therein, upon paying the Pay-Off Amount at the closing of the Merger and Manchester wishes to consent to the issuance of New Amended and Restated Note (as defined below);

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used and not defined herein shall have the meaning set forth in the Loan Agreement):

1. Issuance of New Amended and Restated Notes. Alexander shall loan by the end of the date hereof the Additional Funds to the Company pursuant to wire instructions previously provided by the Company to Alexander and the Company shall issue to Alexander the new Amended and Restated Note (the “New Amended and Restated Note”) in the form attached hereto as Exhibit A and executed by the Company and delivered to Alexander on the date hereof.  The initial conversion price of the New Amended and Restated Note shall be $0.20 per share, the initial conversion price of the Amended and Restated Notes.

2. Consent and Waiver under the Loan Agreement.  Each of the Lenders hereby consents to the Merger, the Share Issuance, the payment of the Pay-Off Amount, and the transactions contemplated thereby and with respect to the foregoing irrevocably waives (i) the requirement under Section 1.6(b) of the Loan Agreement to use such cash proceeds received in connection with the Merger, the Share Issuance, the issuance of the New Amended and Restated Note, and the transactions contemplated thereby to prepay the Amended and Restated Notes, (ii)  in so far as the acquisition of Clarity in the Merger is a material change to the Company’s business pursuant to Section 4.1(b) of the Loan Agreement, the requirement that the Company continue to conduct its business, in all material respects, as conducted on the date of the Loan Agreement and (iii) the prohibition of the Company pursuant to Section 4.3 of the Loan Agreement to directly or indirectly create, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any indebtedness other than the exceptions described therein, upon paying the Pay-Off Amount at the closing of the Merger.  These consents and waivers are one-time consents and waivers and shall not be deemed to be a waiver of Sections 1.6(b), 4.1(b) or 4.3 of the Loan Agreement with respect to any other material changes to the Company’s business or the issuance of capital stock or the issuance, assumption of, or liability with respect to, other indebtedness.

3. Amendment of Loan Agreement.  The Loan Agreement is hereby amended by modifying the terms and references to the Amended and Restated Notes to include the New Amended and Restated Note in accordance with this Agreement.

4. Amendment of Security Agreement and Guaranties.

(a) The Security Agreement is hereby amended by modifying the term “Obligations,” as defined in Section 2 of the Security Agreement, to refer to the Loan Agreement, the Amended and Restated Notes, the New Amended and Restated Note, and Restated Guaranties (all as defined therein) as modified by this Agreement.

(b) Each of the Guaranties is modified such that the definition of “Obligations” in Section 1(a) thereof, is hereby amended to include the Amended and Restated Notes, the New Amended and Restated Note, the Loan Agreement and Security Agreement (as such terms are defined in the Guaranties) as amended by this Agreement.

(c) Upon the payoff of the Clarity Line of Credit, the Company shall cause Clarity, as a wholly-owned subsidiary of the Company: (i) to pledge and grant a security interest in all of its assets to the Lenders, to secure the Company and Clarity’s obligations to the Lenders; (ii) issue a guaranty to the Lenders, guaranteeing the Company’s obligation to the Lenders; and (iii) execute and file financing statements, in the appropriate location, to perfect the liens described in clause (i) above, in each case pursuant to documentation satisfactory to the Lenders.

5. Registration Rights Agreement.  The Company and Alexander shall execute and deliver the Registration Rights Agreement (the “Registration Rights Agreement”) as of the date hereof in the form attached hereto as Exhibit B.

6. Representations; Warranties and Covenants.

(a) The Company hereby restates to the Lenders the representations in Section 2.1 of the Loan Agreement and Section 3 of the Security Agreement, as of the date hereof (other than the representation in Section 2.1(g) of the Loan Agreement, which is made as of the date of the Loan Agreement), except that (i) with respect to Section 2.1(a) of the Loan Agreement, in addition to the Guarantors, the Company’s subsidiaries include ISCO Delaware, LLC and ISCO Illinois, Inc and (ii) with respect to Section 2.1(c), the capitalization of the Company is as set forth in the Company’s SEC Documents.  The Guarantors hereby restate their respective representations in Section 3 of the Security Agreement and Section 8 of the Guaranties, as of the date hereof.  The Lenders hereby restate their representations in Section 2.2 of the Loan Agreement, as of the date hereof.

(b) The Company also represents and warrants to Alexander that assuming (without any independent investigation or verification by or on behalf of the Company) the accuracy of the representations and warranties of the Lenders set forth in the Loan Agreement, the issuance of the New Amended and Restated Note is exempt from registration under Section 5 of the Securities Act.  Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the New Amended and Restated Note to the registration requirements of Section 5 of the Securities Act.

(c) The Company covenants to Alexander to use its best efforts to obtain within one (1) year from the date hereof the requisite stockholder and AMEX approvals described in the New Amended and Restated Note, as well as AMEX’s approval for the listing of the shares underlying the New Amended and Restated Note (the “New Conversion Shares”) on AMEX.

(d) The Company further covenants to Alexander that upon obtaining the requisite stockholder and AMEX approvals described in the New Amended and Restated Note and upon issuance in accordance with this Agreement, the Amendment to Loan Documents, the Loan Agreement, and the terms of the New Amended and Restated Note, the New Conversion Shares into which the New Amended and Restated Note is convertible will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes (other than transfer taxes where the New Amended and Restated Note has been transferred and other than any taxes due because of actions by Alexander), liens and charges with respect to the issue thereof and the holders of such New Conversion Shares shall be entitled to all rights and preferences accorded to a holder of shares of the Company’s common stock

7. Stock Legends.  Alexander agrees to the imprinting, so long as is required by this Section 5, of the following legend on its New Amended and Restated Note and the New Conversion Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The New Conversion Shares shall not contain the legend set forth above if the issuance thereof occurs at any time while the registration statement (“Registration Statement”) filed pursuant to the Registration Rights Agreement is effective under the Securities Act, or in the event that the New Conversion Shares may be sold pursuant to Rule 144(k) under the Securities Act.  The Company agrees that it will provide Alexander, upon request, with a certificate or certificates representing New Conversion Shares free from such legend at such time as such legend is no longer required hereunder.  Alexander agrees that, in connection with any transfer of New Conversion Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with the prospectus delivery requirements of the Securities Act provided copies of a current prospectus relating to such effective registration statement are or have been supplied to Alexander.

8. Press Release.  The Company and the Lenders shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor any Lender shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

9. Miscellaneous.

(a)            As modified hereby, the Loan Documents shall remain in full force and effect.

(b)            The Company shall, upon request of the Lenders, reimburse them for their legal expenses incurred in the preparation of this Agreement and for related transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

ISCO INTERNATIONAL, INC.

By:            /s/ Ralph Pini
Name:                  Ralph Pini
Title:                  Interim Chief Executive Officer

SPECTRAL SOLUTIONS, INC.

By: /s/ Frank Cesario
Name: Frank Cesario
Title: CFO

ILLINOIS SUPERCONDUCTOR CANADA CORPORATION

By: /s/ Frank Cesario
Name: Frank Cesario
Title: CFO

MANCHESTER SECURITIES CORPORATION

By: /s/ Elliot Greenberg
Name:                  Elliot Greenberg
Title:                  Vice President

ALEXANDER FINANCE, L.P.

By: /s/ Bradford T. Whitmore
Name: Bradford T. Whitmore
Title: President: Bun Partners, Inc.
       Its: General Partner

COLLATERAL AGENT
UNDER SECURITY AGREEMENT:

MANCHESTER SECURITIES CORPORATION

By: /s/ Elliot Greenberg
Name:                  Elliot Greenberg
Title:                  Vice President

EXHIBIT A

FORM OF NEW AMENDED AND RESTATED NOTE

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT